Exhibit 99.1

News Release
DYNAMICS RESEARCH CORPORATION

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-2434                                                                     TEL. 978/289-1500                                           www.drc.com

DRC REPORTS SECOND QUARTER 2011 RESULTS

--- Sharply Rising Proposal Pipeline and Recent Acquisition Support Solid Growth Expectations ---

Andover, Mass. - July 27, 2011 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, and information technology services and solutions to federal and state governments, today announced operating results for the second quarter ended June 30, 2011.

Financial Results

The Company reported income from continuing operations, excluding transaction costs of $2.2 million, for the second quarter of 2011 of $2.7 million, or $0.27 per diluted share, up 6.2 percent from $2.6 million, or $0.26 per diluted share, for the second quarter of 2010.  Revenue for the second quarter of 2011 was $68.5 million compared with $65.3 million for the same period in 2010.  Second quarter 2011 federal business revenue was up 7.6 percent compared with the same period a year ago.

For the six month period ended June 30, 2011 income from continuing operations, excluding second quarter transaction costs, was $5.4 million, or $0.54 per diluted share, compared with $5.3 million, or $0.53 per diluted share, for the same period in 2010.  For the six months ended June 30, 2011 revenue was $138.0 million compared with $133.9 million for the same period in 2010.  Federal business revenue for the six month period rose 5.9 percent compared with the same period a year ago.

Business Highlights

“The merger of DRC and High Performance Technologies, Inc. (HPTi) on June 30, 2011 was a transformational event for our Company.  One of the best run firms in our industry, HPTi brings tremendous competitive and complementary strengths to DRC in terms of talent, technical capabilities, and market presence,” said Jim Regan, DRC’s chairman and chief executive officer.  “We are now able to offer a portfolio of management consulting and high end information technology solutions well matched with federal sector demand, even as Congress and the administration seek to control spending, and enabling us to pursue larger, more complex prime contract opportunities requiring advanced information technology and systems engineering solutions, such as cloud computing.

“We continued to report strong financial performance in the second quarter of 2011, with operating margins of 7.2 percent, excluding transaction costs, and cash generated from operating activities of $9.4 million.  Additionally, our total new business raw pipeline now stands at more than $4 billion, including HPTi. DRC’s overall expertise, combined with a strong presence in some of the best funded federal sectors, underlies our confidence in the Company’s ability to capitalize on market opportunities and growth prospects going forward.”

Company Guidance

The Company’s estimate for 2011 full year revenue is in the range of $328 to $334 million.  The Company’s estimates for 2011 also are in the range of at $1.24 to $1.30 per diluted share, excluding one-time transaction costs incurred in the second quarter of 2011 of $0.13 per share.  For the third quarter of 2011, the Company anticipates revenue in the range of $95 to $97 million and earnings per diluted share of $0.30 to $0.33.

Conference Call

The Company will conduct a second quarter 2011 conference call tomorrow, July 28, 2011 at 10:00 a.m. ET.  The call will be available via telephone at 877-303-4382 and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at 800-642-1687, replay passcode #76474604, beginning at 1:00 p.m. ET on July 28, 2011.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ.  For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC.  The Company assumes no obligation to update any forward-looking information.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	June 30,
	2011	2010
Revenue	$68,472	$65,308
Cost of revenue	58,045	55,111
Gross profit	10,427	10,197

Selling, general and administrative expenses	6,809	5,080
Amortization of intangible assets	374	386
Operating income	3,244	4,731
Interest expense, net	(768)	(367)
Other income (expense), net	67	(30)
Income from continuing operations before provision for income taxes	2,543	4,334
Provision for income taxes	1,106	1,755
Income from continuing operations	1,437	2,579
Effect of discontinued operations, net of tax	-	173
Net income	$1,437	$2,752

Earnings per share (1)
Basic
Income from continuing operations	$0.14	$0.26
Effect of discontinued operations, net of tax	-	0.02
Net income	$0.14	$0.28
Diluted
Income from continuing operations	$0.14	$0.26
Effect of discontinued operations, net of tax	-	0.02
Net income	$0.14	$0.27

Weighted average shares outstanding
Basic	10,050,545	9,896,738
Diluted	10,194,171	10,070,809

(1) Totals may not add due to rounding

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Six Months Ended
	June 30,
	2011	2010
Revenue	$137,996	$133,892
Cost of revenue	116,805	112,938
Gross profit	21,191	20,954

Selling, general and administrative expenses	12,478	11,036
Amortization of intangible assets	748	771
Operating income	7,965	9,147
Interest expense, net	(1,020)	(743)
Other income, net	163	83
Income from continuing operations before provision for income taxes	7,108	8,487
Provision for income taxes	2,963	3,171
Income from continuing operations	4,145	5,316
Effect of discontinued operations, net of tax	-	305
Net income	$4,145	$5,621

Earnings per share
Basic
Income from continuing operations	$0.42	$0.54
Effect of discontinued operations, net of tax	-	0.03
Net income	$0.42	$0.57
Diluted
Income from continuing operations	$0.41	$0.53
Effect of discontinued operations, net of tax	-	0.03
Net income	$0.41	$0.56

Weighted average shares outstanding
Basic	9,971,411	9,858,538
Diluted	10,145,738	10,042,916

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$8,590	$30,163
Contract receivables, net	77,857	48,394
Prepaid expenses and other current assets	3,619	2,924
Total current assets	90,066	81,481
Noncurrent assets
Property and equipment, net	16,489	12,219
Goodwill	209,855	97,641
Intangible assets, net	21,785	2,533
Deferred tax asset	-	585
Other noncurrent assets	5,462	3,757
Total noncurrent assets	253,591	116,735
Total assets	$343,657	$198,216

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$11,000	$8,000
Accounts payable	28,349	16,883
Accrued compensation and employee benefits	22,436	18,046
Deferred tax liability	2,205	2,418
Other accrued expenses	4,111	4,617
Total current liabilities	68,101	49,964
Long-term liabilities
Long-term debt	133,021	14,000
Deferred tax liability	648	-
Other long-term liabilities	28,108	27,067
Total stockholders' equity	113,779	107,185
Total liabilities and stockholders' equity	$343,657	$198,216

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
National defense and intelligence agencies	$47,471	$40,626	$95,282	$84,896
Homeland security	11,322	13,244	23,610	26,173
Federal civilian agencies	5,782	6,152	11,590	12,126
Total revenue from federal agencies	64,575	60,022	130,482	123,195
State and local government agencies	3,886	5,284	7,500	10,678
Other	11	2	14	19
Total revenue	$68,472	$65,308	$137,996	$133,892

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Fixed price, including service-type contracts	51%	44%	50%	45%
Time and materials	30	35	30	34
Cost reimbursable	19	21	20	21
	100%	100%	100%	100%

Prime contract	76%	72%	75%	72%
Sub-contract	24	28	25	28
	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net cash provided by (used in) operating activities - continuing operations	$9,394	$1,963	$(109)	$15,050
Capital expenditures	$542	$1,111	$862	$3,581
Depreciation	$842	$878	$1,707	$1,764
Bookings	$54,730	$52,922	$113,753	$130,143

	June 30,	December 31,
	2011	2010
Total backlog (1)	$831,994	$400,881
Funded backlog (2)	$161,621	$133,516
Employees	1,673	1,298

(1) Total backlog includes $478,842 from HPTi
(2) Funded backlog includes $60,247 from HPTi

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications
Media:
Duyen "Jen" Truong
703.584.5645
duyent@aboutsage.com